Exhibit 10.4

2018年6月29日

上海玩聚网络科技有限公司

深圳市中青宝互动网络股份有限公司

共青城增新投资管理合伙企业 (有限合伙)

共青城先行网游投资管理合伙企业 (有限合伙)

深圳鹏资创业投资企业 (有限合伙)

跳悦科技 (上海) 有限公司

和

上海跳跃网络科技有限公司

关于

上海跳跃网络科技有限公司

之

独家买入期权协议

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独家买入期权协议

EXCLUSIVE CALL OPTION AGREEMENT

本独家买入期权协议(以下称“本协议”)系由以下各方于2018年06月 29日在中华人民共和国(以下称“中国”)上海市签署:

This Exclusive Call Option Agreement (hereinafter referred to as the “Agreement”) is entered into on June 29, 2018 in Shanghai, the People’s Republic of China (hereinafter referred to as “PRC”), by and between:

(1)	授予人1:上海玩聚网络科技有限公司

地址:上海市闵行区紫星路588号2幢1168室

(2)	授予人2:深圳中青宝互动网络股份有限公司

地址:深圳市福田区深南中路电子科技大厦C座43层A1

(3)	授予人3:共青城增新投资管理合伙企业 (有限合伙)

地址:江西省九江市共青城私募基金园区405-200

(4)	授予人4:共青城先行网游投资管理合伙企业 (有限合伙)

地址:江西省九江市共青城私募基金园区405-196

(5)	授予人5:深圳鹏资创业投资企业 (有限合伙)

地址:深圳市南山区桃源街道丽山路大学城创业园1006室

(以上各方合称为“授予人”)

(6)	期权人:跳悦科技 (上海) 有限公司 (以下简称“期权人”或“WFOE”)

地址:上海市闵行区紫星路588号2幢4150室

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(7)	目标公司:上海跳跃网络科技有限公司 (以下简称“目标公司”)

地址:上海市金科路2889号长泰广场A栋12楼

(1)	Grantor A: Shanghai Wanju Internet Technology Ltd.

Address: Room. 1168, Building 2, No.588 Zixing Road, Minhang District, Shanghai

(2)	Grantor B: Shenzhen ZQGame Corp.

Address: RoomA1, Floor 43, Tower C, Electronic Science & Technology Building, Shennan Middle Road, Futian District, Shenzhen

(3)	Grantor C: Gongqingcheng Zengxin Investment & Management Partnership (Limited Partnership)

Address: 405-200, Gongqingcheng Private Equity Funding Park, Jiujiang, Jiangxi Province

(4)	Grantor D: Gongqingcheng Early Bird Internet Game Investment & Management Partnership (Limited Partnership)

Address:405-196, Gongqingcheng Private Equity Funding Park, Jiujiang, Jiangxi Province

(5)	Grantor E: Shenzhen Pengzi Venture Capital Enterprise (Limited Partnership)

Address: Room 1006, University-town Business Park, Lishan Road, Taoyuan Street, Nanshan District, Shenzhen

(6)	Jump Technology (Shanghai) co., Ltd (hereinafter referred to as "WFOE")

Address: Room 4150, Building 2, No. 588, Zixing Road, Minhang District, Shanghai

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(7)	Shanghai Jump Network Technology Co.,Ltd. (hereinafter referred to as “Target Company” )

Address: 12th Floor, Building A, Changtai Square, No. 2889, Jinke Road, Pudong District, Shanghai

(在本协议中, 以上各方合称为“各方”, 单独称为“一方”。)

(In this Agreement, all parties shall collectively be referred to as the “Parties” and individually as a “Party”.)

鉴于:

WHEREAS:

(1)	目标公司是一家在中华人民共和国境内依法设立并合法存续的有限责任公司, 注册资本为人民币1000万元; 各授予人为目标公司的注册股东, 在本协议签署之日依法合计持有目标公司的100%的股权 (股权信息见附件1) ;

Target Company, a limited liability company duly incorporated and existing under the laws of the PRC with a registered capital of RMB ten million. By the date of execution of this Agreement, all Grantors are registered shareholders of Target Company. By the date of execution of this Agreement, All Grantors holds 100% shares of Target Company collectively (See Appendix 1 hereto for the information about Target Company’s equity structure.);

(2)	授予人同意在不违反中国法律的前提下, 依据协议条款, 将登记在其名下的目标公司股权转让给期权人及/或其指定方 (以下简称“被授予人”) 。期权人接受该等权利转让;

Without violation of the PRC Laws, Grantors hereby agree to transfer the shares of Target Company registered in their names respectively to WFOE and/or its nominees (hereinafter referred to as “Grantee”) in accordance with the provisions of this Agreement and WFOE agrees to accept such transfer;

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(3)	为实现上述股权转让, 授予人同意无条件向期权人独家授予一项不可撤销的股权转让期权和资产转让期权 (定义见下文) , 根据该等买入期权安排, 在中国法律允许的前提下, 授予人应根据期权人的要求, 将全部或部分目标公司股权或全部或部分目标公司资产按照本协议的规定转让给被授予人; 以及

To achieve the above-mentioned share transfer and assets transfer, Grantors hereby agree to unconditionally grant to WFOE an irrevocable and exclusive Call Option (defined below), under which, as long as it is permissible under the PRC Laws and at the request of WFOE, Grantors shall transfer all or part of equity interests or assets of the target company to the Grantee in accordance with the terms of this Agreement.

(4)	目标公司同意授予人根据本协议向WFOE授予上述买入期权;

Target Company agrees to the above exclusive Call Option granted by Grantors to WFOE in accordance with this Agreement;

因此, 各方经协商一致, 达成协议如下:

THEREFORE, based on amicable negotiation, the Parties hereby enter into this Agreement with the terms and conditions as follows:

第一条       定义

ARTICLE 1         Definitions

1.1 除本协议条款另有约定或上下文另有所指, 本协议的解释规则及本协议中所有相关用语的定义如下:

Unless the terms or context of this Agreement otherwise provide, this Agreement shall be interpreted in accordance with, and each of the terms used herein shall have the meaning as follows:

“目标公司资产” Assets of Target Company

指目标公司在本协议有效期内所拥有的全部有形和无形资产, 包括但不限于任何不动产、动产、商标权、著作权、专利权、专有技术、域名、软件许可使用权, 参股公司股权和/或非法人组织权益等。

Means all the tangible and intangible assets, owned by the Target Company, including but not limited to any real property, movables, trademarks, copyrights, patents, proprietary technologies, domain names, software licenses, share(s) in shareholding companies and/or rights and interests in unincorporated organizations etc.

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“违约方” Breaching Party	具有本协议第10.1条赋予的含义。 Shall have the meaning set out in Article 10.1 hereof.
“经营证照” Business Permits

指目标公司为合法、有效地经营其所有业务而必须持有的任何批准、许可、备案、登记等, 包括但不限于《企业法人营业执照》等。

Means all the approvals, permits, recordation, and registrations etc. as necessary for Target Company to legally and effectively engage in business operations, including but not limited to the Business License etc..

“买入期权” Call Option	具有本协议第2.3条赋予的含义。 Shall have the meaning set out in Article 2.3 hereof.
“保密信息” Confidential Information	具有本协议第7条赋予的含义。 Shall have the meaning set out in Article 7 hereof.

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“行权通知” Exercising Notice	具有本协议第3.5条赋予的含义。 Shall have the meaning set out in Article 3.5 hereof.
“重大协议” Material Contracts	指目标公司作为一方的对目标公司的业务或资产有重大影响的协议。 Means the contracts to which Target Company is a party with materially impacts on its business and assets.
“守约方” Non-breaching Party	具有本协议第10.1条赋予的含义。 shall have the meaning set out in Article 10.1 hereof.
“中国法律” PRC Laws	指有效的中国的法律、行政法规、行政规章、地方法规、司法解释及其他有约束力的规范性文件。 Means all applicable laws, administrative rules or regulations, judicial interpretations and other regulatory documents of the PRC.
“行权” Option Exercise

指期权人根据本协议约定的方式行使买入期权的交易安排, 包括做出必要决议、发出必要的行权通知及签署有关文书。

Means transaction arrangement under which WFOE shall exercise its Call Option according hereto, including necessary resolutions, Exercising Notice and executing legal documents.

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“授权委托书” Power of Attorney	具有本协议第3.7条赋予的含义。 Shall have the meaning set out in Article 3.7 hereof.
“目标公司注册资本” Registered Capital of Target Company

在本协议签署之日, 指目标公司的注册资本人民币1000万元, 亦包括在本协议有效期内因任何增、减资而形成的变更后的注册资本。

Means on the date of execution of this Agreement, Target Company’s registered capital in amount of RMB Ten Million, as increased or decreased during the term of this Agreement.

“求转股权” Requested Shares

指期权人在行使其买入期权时, 根据本协议第3.2条的规定, 有权要求授予人中的任何一方向被授予人转让期权股权的数量, 可以为期权股权的全部或者部分, 具体数额由期权人根据届时中国法律的规定及其自身的商业考虑而自行酌定。

Means the specific number of Shares for Option, in part or in all at the sole discretion of WFOE, that WFOE is entitled to purchase from either of Grantors in accordance with the relevant PRC Laws (defined below) then in effect and its business interest, when WFOE exercises its Call Option in accordance with Article 3.2 hereof.

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“期权股权” Shares for Option

就其中任一授予人而言, 指其在目标公司公司注册资本中所分别持有的全部股权; 就授予人全体而言, 即指占目标公司注册资本100%的股权。

Means, in respect of each Grantor, all the equity interest owned by it in the Registered Capital of Target Company; in respect of all Grantors, the 100% equity interest owned by them in the Registered Capital of Target Company.

“转让价格” Transfer Price

指根据本协议第4条, 在每次行权时, 被授予人为取得求转股权和/或目标公司资产而需向转让方支付的全部对价。

Upon Option Exercise, all the considerations payable by Grantees to Grantors in exchange for the Requested Shares and/or Assets of Target Company pursuant to Article 4 hereof.

“持股比例上限” Upper Shareholding Limit	具有本协议第3.2条赋予的含义。 Shall have the meaning set out in Clause 3.2 hereof.

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1.2	本协议对任何中国法律的援引应视为:

Laws of the PRC invoked herein shall be construed as follows:

(1)	包括其生效时间在本协议订立之前或之后的这些中国法律的修正、变更、增补及重新制订的内容; 且

together with its subsequent amendments, changes, supplements and renewals; and

(2)	同时包括援引按其规定所制订的或因其而有效的其他决定、通知及规章。

together with those decrees, notices and rules that are promulgated or become valid pursuant thereto.

1.3	除非本协议上下文另有说明, 本协议中所指条、款、项、段落均指本协议中的相应内容。

Unless otherwise indicated in the context of this Agreement, the certain Article, Clause, Item, Paragraph mentioned in this Agreement are referred to as relevant content as specified in such Article, Clause, Item or Paragraph.

第二条      买入期权的授予

ARTICLE 2      Grant of Call Option

2.1	各授予人分别且共同同意, 将授予期权人一项独家的、不可撤销的股权买入期权。在中国法律允许的前提下, 期权人有权要求授予人以本协议规定的方式将股权期权转让给被授予人。

Grantors hereby jointly and severally agree to grant an exclusive and irrevocable equity option to WFOE, under which WFOE shall be entitled to require Grantors to transfer the Requested Shares to Grantees in accordance with this Agreement.

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2.2	各授予人及目标公司分别且共同同意, 将授予期权人一项独家的、不可撤销的资产买入期权。在中国法律允许的前提下, 期权人有权要求授予人以本协议规定的方式将全部或部分目标公司资产转售给被授予人。

Grantors and Target Company hereby jointly and severally irrevocably grants WFOE or its Nominee, to the extent permitted by the PRC Laws, during the effective term of this Agreement and in accordance with the steps of exercise determined by WFOE in its sole and absolute discretion, an exclusive and irrevocable option to purchase all or part of the assets (“Purchased Assets”) of Target Company.

2.3	前述股权买入期权和资产买入期权合称“买入期权”。

The above mentioned exclusive share purchase option and exclusive assets purchase option collectively referred to as “Call Option” herein.

2.4	期权人及目标公司兹同意上述买入期权。

WFOE and Target Company hereby agrees to the above Call Option.

第三条 期权的行使

ATICLE 3 Option Exercise

3.1	受制于本协议的条款与条件, 且在中国法律允许的条件下, 期权人拥有绝对的自由裁量权来决定其行权的具体时间、方式和次数。

Subject to the terms and conditions hereunder and as far as it is permissible under the PRC Laws, WFOE shall have the full discretion to decide on the timing, manner or times in relation to the Call Option exercise.

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3.2	如届时的中国法律允许被授予人持有目标公司的全部股权, 则被授予人有权从授予人一次性或多次受让全部或部分期权股权; 如届时的中国法律仅允许被授予人持有目标公司的部分股权, 期权人有权在不超过届时中国法律规定的持股比例上限的范围内进行交易。在后一种情况下, 被授予人有权根据中国法律所允许的持股比例上限的逐步放开, 分次行使其买入期权, 直至最终获得全部的期权股权。

In the event that, under the PRC Laws in effect at the time of Option Exercise, Grantees are allowed to hold the entire shares of Target Company then, WFOE may, at its sole discretion, acquire the Shares for Option, in part or in all at one time or multiple times. In the event, however, that the Grantees may not hold the total shares of Target Company under the PRC Laws then in effect, Grantees may determine the number of Requested Shares which is no more than the mandatory Upper Shareholding Limit, in which case, with the gradual liberalization of the mandatory Upper Shareholding Limit, the Grantees may exercise the Call Option at multiple times till the total shares for Option are thus acquired.

3.3	在每次行权时, 期权人有权向授予人指定求转股权及被转让目标公司资产的数额; 期权人应确保被授予人应按本协议第4条的约定, 按转让价格向授予人支付转让价款。在不违反中国法律的前提下, 期权人可以选择以期权人或其关联方对授予人的有关债权冲抵应支付的转股价格(若存在该等债权)。

Each time when Option Exercise, WFOE may, at its sole discretion, determine the number and amount of Requested Shares and/or Assets of Target Company; Grantees shall pay Transfer Prices to Grantors in accordance with Article 4 hereof. WFOE is entitled to offset the Transfer Prices with the debts owed by the Grantors (if any) to WFOE or its affiliates.

3.4	在不违反中国法律的前提下, 每次行权时, 期权人可以选择由自己受让或者指定任意第三方受让求转股权和/或目标公司资产。

Without violating any PRC Laws, each time when exercising the Call Option, WFOE may choose to acquire the Requested Shares and/ or Assets of Target Company on its own or to designate a third party to do so.

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3.5	在期权人每次决定行权后, 其应向授予人发出符合中国法律规定以及本协议约定的行权通知 (以下称“行权通知”, 格式见本协议附件二)。授予人在收到行权通知后, 应依据行权通知, 立即按本协议第3.2条所述方式, 将全部求转股权和/或目标公司资产一次性或多次转让给被授予人。

Each time after it decides to exercise the Call Option, WFOE shall issue an exercising notice (hereinafter referred to as “Exercising Notice”) in the form set out as Appendix 2 hereto to Grantors in compliance with the provisions of the PRC Laws and this Agreement. Upon receiving the Exercising Notice, Grantors shall proceed immediately to transfer the Requested Shares and/or Assets of Target Company to Grantees at one time or multiple times in such a manner as stipulated in Article 3.2 in accordance with the Exercising Notice.

3.6	授予人兹分别及连带保证, 如果期权人发出行权通知, 其应当:

Grantors hereby severally and jointly undertake that, where WFOE issues an Exercising Notice, they:

(1)	根据中国法律及目标公司章程规定, 立即召开股东会并通过股东会决议, 同意向被授予人转让全部的求转股权, 并且同意放弃其优先购买权; 并确保相关股东会、董事会的会议召集程序、表决方式与内容不违反法律、行政法规或者目标公司章程;

will convene a shareholders’ meeting immediately and adopt resolutions in accordance with the provisions of PRC laws and the Articles of Target Company, under which the transfer of Requested Shares to Grantees is approved and their right of first refusal is waived. In doing so, they hereby ensure that the procedures for convening the shareholder’s meeting or the board meeting as well as the voting method and content will not violate any provisions of the PRC Laws or the Articles of Target Company;

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(2)	立即与被授予人签署股权转让协议和/或资产转让协议, 向被授予人转让全部的求转股权和/或目标公司资产; 及

will enter into a share transfer agreement(s) and/or assets purchase agreement(s) immediately with Grantees in relation to the transfer of Requested Shares and Assets of Target Company; and

(3)	根据被授予人的要求及法律、法规和目标公司章程的规定, 向被授予人提供必要的支持(包括但不限于提供并签署所有有关的法律文件, 履行所有必需的政府审批和登记手续)。

At the request of Grantees and in accordance with the relevant PRC Laws and the Articles of Target Company, will provide Grantees with necessary support (including without limitation to providing and executing all related legal documents and obtaining any government approvals or registrations).

3.7	本协议签订后, 授予人应当签署一份授权委托书(以下称“授权委托书”, 授权委托书格式见本协议附件三), 委托由期权人指定的任何第三方(以下简称“受托人”)代表授予人根据本协议规定签署所有需要的法律文件, 该授权委托书应交由期权人保管。 期权人认为必要时, 可以随时指定新的受托人, 并向授予人发出书面变更通知。授予人应当在接到该通知后立即撤销对现有受托人的委托, 并委托期权人指定的新受托人。

After entering into this Agreement, Grantor shall enter into a Power of Attorney (hereinafter “POA” in the form as specified in Appendix 3 hereto), whereby a third party designated by WFOE (hereinafter referred to as the “Trustee”) is authorized to execute on Grantor’s behalf any and all necessary legal documents in accordance with this Agreement. Such POA shall be under the custody of WFOE after duly executed. WFOE may re-designate a new Trustee at any time where necessary and notify Grantors of such change in writing. The Grantor shall revoke the existing POA and authorize such new Trustee thus re-designated by WFOE.

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3.8	尽管有上述3.7条款规定, 如果依据中国法律、公司章程或有关政府机构的要求, 对于与期权人行使买入期权相关的必须由授予人签署的文件或完成的事项, 授予人应及时按照本协议约定履行义务。

Notwithstanding the provision of Article 3.7 hereof, Grantors hereby commits themselves to perform the obligations and implement the transactions contemplated in this Agreement by executing any other necessary legal documents or fulfilling obligations in a timely manner as required by PRC Laws, Articles of Target Company or any other government authorities.

第四章      转让价格

ARTICLE 4      Transfer Prices

每次行权时, 转让价格均为人民币1元或为中国法律所允许的最低价格, 以二者较低者为准。 各方同意, 在每次行权时, 转让价格将从债务或贷款余额 (如有) 中扣除。

The Transfer Prices of each time of Option Exercise shall be Renminbi 1.00 yuan or at the lowest price permitted by applicable PRC law, whichever is lower. Each time of Option Exercise, the Transfer Prices will be deducted from the balance of the debt or loan(if any).

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第五条         声明与保证

ARTICLE 5        Representations and Warranties of Grantors

5.1	授予人兹分别保证并承诺如下:

Each of Grantors hereby warrants and represents that:

(1)	其具有完全、独立的法律地位和法律能力签署并履行本协议;

It has full legal rights and capacity to execute this Agreement and perform its obligations hereunder;

(2)	除授予人、目标公司以及期权人签订的《股权质押协议》所设定的质权外, 截至本协议签署之日, 期权股权及目标公司资产上不存在任何留置权、质权、索赔权和其他担保物权及第三方权利; 以及

except for the Equity Pledge Agreement entered into by Grantors, Target Company and WFOE for the pledge of the Shares for Option, the Shares for Option and Assets of Target Company are free and clear of any liens, pledges, claims or other secured interests or any third party right by the date of execution of this Agreement; and

(3)	在本协议有效期内, 其必须采取一切必要的措施, 以保证目标公司能够及时取得经营并更新其业务所需要的所有的经营证照, 并使所有的经营证照在本协议期内持续有效。

shall take all necessary measures to ensure that Target Company can timely obtain all required licenses or permits to operate and update its business and shall keep them valid during the term of this Agreement.

5.2	在本协议有效期内, 未经期权人事先书面同意,

during the term of this Agreement, without WFOE’s prior written consent he or she:

(1)	其均不得转让或以其他任何方式处分任何期权股权;

shall not assign, transfer or otherwise dispose of the Shares for Option;

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(2)	其不得增加或者减少目标公司注册资本, 或同意进行前述注册资本的增加或者减少;

shall not increase or decrease the registered capital of Target Company, nor approve any resolutions for such increase of decrease of the registered capital;

(3)	其不得处分任何超过人民币100万元以上的目标公司资产, 亦不得促使或放任目标公司的管理层处分任何超过人民币100万元以上的目标公司资产(在正常经营过程中发生的除外);

shall not proceed to dispose of or to cause and indulge Target Company management to dispose of any material assets of Target Company up to amount of Renminbi 1,000,000.00 or more (except for those occurring in the ordinary course of business);

(4)	其不得终止或促使目标公司的管理层终止目标公司订立的任何重大协议, 或订立与现有重大协议相冲突的任何其他协议;

shall not proceed to terminate or cause Target Company management to terminate any material contract to which Target Company is a party, or to enter into any contracts that are in conflict with any existing material contracts;

(5)	其不得单独或共同促使目标公司达成可能实质性影响目标公司的资产、责任、业务运营、股权结构、对第三方持有的股权及其他合法权利的交易(正常或日常业务过程中产生的、或已向期权人披露并得到期权人书面同意的除外);

shall not, jointly or separately, procure the Target Company to conclude any transactions that will constitute a substantial impact on the assets, liabilities, business operation, shareholding structure and shareholding interest or other legal rights owned to a third party except the arm length transaction, transactions disclosed to WFOE with WFOE’s prior written consent;

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(6)	其不得委任或撤换任何目标公司的董事、监事或其期权人派来的管理人员;

shall not appoint or dismiss any directors, supervisors of Target Company and/or other management staff appointed by WFOE for Target Company;

(7)	其不得促使或同意目标公司宣布分配或实际发放任何可分配利润、分红、股利;

shall not proceed to cause Target Company to declare or actually distribute any profit, bonus, dividend or interest that are available for distribution;

(8)	其确保目标公司有效存续, 不被终止、合并, 分立, 清算或解散;

Shall ensure Target Company remains valid and subsist without being terminated, merged, split-up, liquidated or dissolved;

(9)	其不得促使或同意目标公司修改其公司章程; 和

shall not proceed or cause Target Company to proceed to amend its Articles;

(10)	其确保目标公司不得借出或借取贷款, 或提供保证或做出其他形式的担保行为, 或在正常经营活动之外承担任何重大义务;

shall ensure that Target Company will not lend or borrow any loan, or provide guarantee or other forms of security arrangements, or undertake any material obligations other than in the ordinary course of business;

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(11)	本协议有效期内, 其必须尽其最大的努力, 以发展目标公司的业务, 并保证目标公司合法、合规经营, 其不会进行任何可能损害目标公司公司资产、商誉或影响目标公司经营证照有效性的行为。

During the term of this Agreement, exert its utmost to develop the business of Target Company and ensure its legal and normal operation without acting in any way that would be detrimental to Assets of Target Company, goodwill or the validity of its business license.

第六条       目标公司的承诺

ARTICLE 6      Warranties and Representations of Target Company

6.1	目标公司保证并承诺如下:

Target Company hereby warrants and represents that:

(1)	其是一家在中华人民共和国境内依法设立并合法存续的、从事互联网游戏的有限责任公司;

it is a limited liability company duly incorporated and existing under the PRC Laws engaging in internet-based game business;

(2)	具有洽谈、签订、履行本协议的主体资格及相关所需资质, 且任何一方洽谈、签订、履行本协议的行为将不会违反任何在先义务, 并不会引致另一方被以任何形式追究责任;

it has the full rights, authorization or qualifications to negotiate, enter into and perform its obligations under this Agreement without violating any prior obligations of or incurring any claims against it;

(3)	若就授予或履行及本协议项下的期权须获得第三人的同意、许可、弃权、授权或任何政府机构的批准、许可、豁免或向任何政府机构办理的登记或备案手续, 其将尽力协助被授予人满足上述条件;

if any pre-conditions e.g. third-party consent, permit, waiver, authorization or any governmental approval, license, immunity, registration or recordation is needed for granting or exercising the Call Option, shall endeavor to assist Grantees to achieve and satisfy such pre-conditions;

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(4)	未经事先获得期权人的书面同意, 其将不会允许授予人转让或以其他任何方式处分任何股权或者在任何期权股权和/或目标公司资产上设置任何担保物权或其他第三方权利; 以及

shall not proceed or pass any resolutions on disposal of any shares or establishing any other security interest or rights of third party on any Shares for Option and/or of Assets of Target Company without prior written consent of WFOE; and

(5)	其不得进行或容许任何可能会对期权人在本协议项下的利益有不利影响之行为或行动, 包括但不限于本协议第5条款所限制的行为或行动。

it shall not conduct or tolerate the conduct or actions that will materially affect the interest of WFOE as stipulated in this Agreement including without limitation to provisions set forth in Article5 of this Agreement.

第七条   保密义务

ARCTICLE 7   Confidentiality

7.1	未经对方许可, 任何一方不得向第三方 (有关法律、法规、政府部门、证券交易所或其他监管机构要求和双方的法律、会计、商业及其他顾问、雇员除外) 泄露本合同的条款的任何内容以及本合同的签订及履行情况, 以及通过签订和履行本合同而获知的对方及对方关联公司的任何信息 (以下简称“保密信息”) 。

Neither Party may disclose to any third party any content of this Agreement or the very facts of the execution and performance of this Agreement, as well as any information of the other Party or its affiliated companies (collectively “ Confidential Information”) obtained through negotiation and performance of this Contract (except as ordered by laws, regulations, government and its departments, stock exchanges and other supervisory authorities or attorneys, accountants, consultants or employees of either Party).

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7.2	在本协议终止后, 各方均应在期权人要求时将含有保密信息的全部文件、资料或软件返还、销毁或作其他相应处理, 并停止使用该类保密信息。

Each Party shall return, destroy or take any necessary measures on the Confidential Information and discontinue any use of it as requested by WFOE after terminating this Agreement.

7.3	本协议有效期届满或终止后, 本保密条款仍具有法律效力。

This Article shall survive any expiration or termination of this Agreement.

第八条       通知

ARTICLE 8       Notice

8.1	本协议规定一方向另一方发出的通知或书面函件 (包括但不限于本协议项下所有书面文件或通知) 均应通过以下方式送达相应一方:

Any notice or written communication provided for in this Agreement by either Party to the other, including but not limited to any and all writings or notices to be given hereunder, shall be delivered as per the contact information shown on the cover page of this Agreement:

(1)	当面递交; 或

by hand; or

(2)	专递信函; 或

by courier service delivered letter; or

(3)	传真; 或

by facsimile; or

(4)	电子邮件。

by email.

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8.2	上述通知或者书面函件在以下时间被视为已经送达:

Notices shall be deemed to have been delivered at the following times:

(1)	如果以当面递交方式送达, 送达指定地址并签署回执或其他送达证明;

if by hand, on reaching the designated address and subject to return receipt or other proof of delivery;

(2)	如果是以专递信函方式送达, 为递交日后的第二个营业日;

if by courier, the second workday after the date of dispatch;

(3)	如果是以传真的方式送达, 为发送传真方的传真机发送的报告确认书 (表明已向相关传真号码发送完整的、未中断的传真) 上标记的日期后的下一个营业日; 且

if by fax, upon the next workday following the date marked on the confirmation of transmission report by the sender's fax machine, indicating completed uninterrupted transmission to the relevant facsimile number; and

(4)	如果是以电子邮件的方式送达, 为发件人电子邮件服务系统中 “已发件箱”所注明的发件时间。

if by email, upon the next workday following the date indicated in the sent box of the email service system.

第九条       协议的生效、期限以及终止。

ARTICLE 9      Effectiveness, Term And Termination

9.1	本协议自协议各方或者其授权代表签署之日起生效。

Upon execution by all the parties or their authorized agents, this Agreement shall come into force.

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9.2	本协议有效期为20年且届满后自动续展1年, 之后以此类推。管理公司可在任意时间提前30日向公司股东发出解除通知, 从而单方解除本协议。

This Agreement will remain effective for 20years and then be automatically renewed for a period of 1 year, and so forth. WFOE shall unilaterally terminate this agreement at any time by giving Shareholders a prior 30 day’s termination notice.

第十条         违约责任

ARTICLE 10        Breaching of Agreement

10.1	各方同意并确认, 如任何一方(以下称“违约方”)实质性地违反或未履行本协议项下任何约定, 即构成本协议项下的违约。未违约的一方(以下称“守约方”)有权要求违约方在合理期限内补正或采取补救措施。违约方在合理期限内或在守约方书面通知违约方并提出补正要求后十(10)天内仍未补正或采取补救措施的, 则守约方有权自行决定:

The Parties agree and confirm that upon any materially breaches or default of either party (the “Breaching Party”) constitute breaching of this Agreement, the other parties (the “Non-breaching Party”) may require the Breaching Party to correct or remedy it within a reasonable period. If the Breaching Party fails to correct or remedy within a reasonable amount of time or within ten (10) days after receiving written notification from the Non-breaching Party, the Non-breaching Party is entitled to:

(1)	终止本协议, 并要求违约方给予全部的损害赔偿; 或者

terminate this Agreement and claim its damages to the Breaching Party or

(2)	要求违约方继续履行在本协议项下的义务, 并要求违约方给予全部的损害赔偿。

request the Breaching Party to perform its obligations under this Agreement and claim its damages to the Breaching Party.

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10.2	如目标公司或授予人出现任何违约行为, 经期权人书面提示后三十 (30) 个工作日内仍未改正时, 期权人有权立即行使《股权质押协议》项下的质权。

If there is any breach of contract by the Target Company or the Grantor, and not be corrected within thirty (30) working days after the written notice of the Grantee, then the Grantee shall have the right to immediately exercise the pledge rights under the Equity Pledge Agreement.

10.3	本协议规定的权利和救济并不排斥法律规定的其他权利或者救济。

The rights and remedies of this Agreement shall not exclude other rights and remedies provided by laws.

第十一条         其他事项

ARTICLE 11        Miscellaneous

11.1	本协议用中文和英文做成, 中英文具有同等效力, 但发生冲突时以中文为准。本协议正本一式八份, 本协议之各方当事人各执一份, 为登记或备案之目的可相应增加签署正本份数(如需)。

This Agreement shall be made in both Chinese and English languages with equally binding force. Where there is any discrepancy between such two versions, the Chinese version shall prevail. This Agreement shall be made in eight originals, of which one originals shall be available to each Party. For purposes of registration or recordation (if needed), more signed copies may be available.

11.2	未经期权人事先书面同意, 授予人或目标公司无权向任何第三方转让其在本协议项下的任何权利和义务。但期权人有权在通知授予人与目标公司后, 在不违反中国法律的前提下, 将其在本协议下的任何权利及/或义务转让给第三方。

Neither Grantors nor Target Company may transfer their rights and obligations hereunder to any third party without prior written consent of WFOE. However, WFOE has the right to transfer, in part or in all, its rights and/or obligations hereunder to any third party with a notice to Grantors and Target Company provided that such transfer does not violate the relevant PRC Laws.

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11.3	本协议的订立、履行、修改、解释和/或终止均适用中华人民共和国法律。

The execution, performance, amendment, interpretation and /or termination of this Agreement shall be governed by PRC Laws.

11.4	凡因本协议引起的或与本协议有关的任何争议, 均应提交中国国际经济贸易仲裁委员会, 按照申请仲裁时该会现行有效的仲裁规则进行仲裁。仲裁裁决是终局的, 对双方均有约束力。

Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (hereinafter referred as “CIETAC”) for arbitration which shall be conducted in accordance with the CIETAC's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

11.5	本协议任何条款赋予各方的任何权利、权力和补救并不能排除该方依据法律规定及本协议项下其他条款所享有的其他任何权利、权力或补救, 且一方对其权利、权力和补救的行使并不排除该方对其享有的其他权利、权力和补救的行使。

Any right, power and remedy entrusted to every Party by any article of this Agreement does not remove any other rights, powers and remedies accorded to said Party based on legal regulations and contained in this Agreement’s other articles. Moreover, one Party’s exercise of its rights, powers and remedies does not prevent it from being able to exercise its other rights, powers and remedies.

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11.6	一方未行使或延迟行使其根据本协议或法律享有的任何权利、权力和补救将不视为对这些权利、权利和补救的放弃; 任何单次或部分的放弃亦不妨碍将来对这些权利、权力和权利的行使。

No failure or delay by any Party in exercising any right, power or remedy under this Agreement shall be deemed as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

11.7	本协议各条的标题仅为索引而设, 在任何情况下, 该等标题不得用于或影响对本协议条文的解释。

Headings of this Agreement are setup for convenience only and in no event shall the headings be used to interpret or affect the interpretation of this Agreement.

11.8	本协议的每一条款均可分割且独立于其他每一条款, 如果在任何时候本协议的任何一条或多条条款成为无效、不合法或不能执行, 本协议其他条款的有效性、合法性和可执行性并不因此而受到影响。

Each term or provision this Agreement shall be severable. If at term or other provision of this Agreement is invalid, illegal, or unenforceable, all other terms and provision of this Agreement shall nevertheless remain in full force and effect.

11.9	本协议构成各方关于本协议项下事宜之全部并且唯一的协议, 并应取代各方之间此前与本协议项下事宜有关的全部口头或书面的协议、理解和沟通。只有在各方签署书面文件后方可变更、修改或补充本协议。

This Agreement constitutes the complete and only agreement between the Parties on the subject matter hereof and replaces all previous oral or written agreements, understandings and communications of the Parties in respect of the subject matter hereof, and may not be amended, modified or supplemented except by a written instrument executed by all the Parties.

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[签署页]

[Signature Page]

兹此为证, 本独家买入期权协议由以下各方于文首之日期及地点签署。

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date and place set forth above.

授予人1 Grantor A 上海玩聚网络科技有限公司 Shanghai Wanju Internet Technology Ltd. 签章Seal: 代表签名Signature:	授予人3 Grantor C 共青城增新投资管理合伙企业 (有限合伙) Gongqingcheng Zengxin Investment & Management Partnership (Limited Partnership) 签章Seal: 代表签名Signature:
授予人2 Grantor B 深圳市中青宝互动网络股份有限公司 Shenzhen ZQGame Interactive Corp.	授予人4 Grantor D 共青城先行网游投资管理合伙企业 (有限合伙) Gongqingcheng Early Bird Online Game Investment & Management Partnership (Limited Partnership)
签章Seal: 代表签名Signature:	签章Seal: 代表签名Signature:

授予人5 Grantor E

深圳鹏资创业投资企业 (有限合伙)

Shenzhen Pengzi Venture Capital Enterprise (Limited Partnership)

签章Seal:

代表签名Signature:

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[签署页]

[Signature Page]

兹此为证, 本独家买入期权协议由以下各方于文首之日期及地点签署。

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date and place set forth above.

跳悦科技 (上海) 有限公司

Jump Technology (Shanghai) co., Ltd

签章Seal:

代表签名Signature:

上海跳跃网络科技有限公司

Shanghai Jump Network Technology Co.,Ltd.

签章Seal:

代表签名Signature:

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附件一:

Appendix 1

上海跳跃网络科技有限公司股权结构

Equity Structure of Shanghai Jump Network Technology Co.,Ltd.

股东姓名或名称 Name of the Shareholder	所占注册资本额 Contribution	出资比例 Percentage
上海玩聚网络科技有限公司 Shanghai Wanju Internet Technology Ltd.	肆佰玖拾万元 4,900,000RMB	49.00%
深圳市中青宝互动网络股份有限公司 Shenzhen ZQGame Interactive Internet Corp.	壹佰玖拾玖万元 1,990,000RMB	19.90%
共青城增新投资管理合伙企业 (有限合伙) Gongqingcheng Zengxin Investment & Management Partnership (Limited Partnership)	壹佰伍拾万元 1,500,000 RMB	15.00%
共青城先行网游投资管理合伙企业 (有限合伙 Gongqingcheng Early Bird Internet Game Investment & Management Partnership (Limited Partnership)	壹佰零壹万元 1,010,000RMB	10.10%
深圳鹏资创业投资企业 (有限合伙) Shenzhen Pengzi Venture Capital Enterprise (Limited Partnership)	陆拾万元 600,000 RMB	6.00%

日期:2018年6月29日

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附件二:

Appendix 2

行权通知

EXERCISING NOTICE

致:

To:

Whereas:

鉴于本公司于2018年6月         日与贵司以及上海跳跃网络科技有限公司(“目标公司”)签署了一份《独家买入期权协议》, 约定在中国法律、法规允许的条件下, 贵司应根据本公司的要求, 向本公司或本公司指定的任何第三方转让贵司在目标公司中持有的股权/资产, 具体情况如下:

On June      , 2018, we executed an "Exclusive Call Option Agreement” (“Agreement”) with Shanghai Jump networkTechnology Co.,Ltd. ("Target Company”) and your company, providing that, as far as it is permitted by the PRC Laws, your company shall transfer to us or any third party designated by us the shares of Target Company or assets that your company hold as follow:

股权(Shares)

转让方全称 (Full Name of Transfer)	转让股权比例 (Ratio of transfer)	其他事项 (Remarks)

资产(Assets)

资产名称 (Full Name of Asset)	转让价格 (Transfer Price)	其他事项 (Remarks)

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因此, 本公司特此向阁下发出本通知如下:

Therefore, this is to notify that:

本公司兹要求行使期权协议项下的买入期权。为此目的, 我们特指定          受让贵公司所持目标公司       %的股权或以上资产。

We hereby request to exercise the Call Option under the Agreement. For this very purpose, we hereby designate            to acquire the shares you hold accounting for       % of Target Company's registered capital or above assets.

请贵公司在收到本通知后, 立即依据期权协议的约定, 开始着手转让该股权或资产的所需的相关法律程序。

It is requested that you complete, immediately after receipt of this notice, the relevant legal procedures in relation to the share transfer or asset purchase.

为完成该期权股权或资产转让至我公司或我公司的指定方, 请贵公司在收到本通知后, 立即到工商部门进行变更公司章程注册和备案等相关手续 (如需) 。

It is further requested that you shall cause Target Company to amend, immediately after receipt of this notice, the Target Company Articles and commence revising the registration with the industry and commerce administrative authorities (if needed) in order that the said Requested Shares or assets are transferred to [name of Grantee].

此致

SINCERELY YOURS,

法定代表人

Authorized representative:

(Seal) (盖章)

Date: 日期:

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附件三:

Appendix 3:

授权委托书

POWER OF ATTORNEY

本公司,                                 , 兹委托           (身份证号码:                        ) (“受托人”), 作为本公司的授权委托人, 签署所有为跳悦科技 (上海) 有限公司行使其与本公司之间关于上海跳跃网络科技有限公司的股权/资产转让协议及其他相关法律文件。

This company                            , hereby appoints           [ID No.                          ] as my attorney and on my behalf to execute all agreements in relation to the equity transfer or assets purchase agreement with Jump Technology (Shanghai) Co., Ltd. and other necessary related legal documents.

公章 / 签字Seal:

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